AMENDED CODE OF ETHICS


     Nicholas Income Fund, Inc., an investment company registered under  the  Investment Company Act of 1940,  as  amended,  hereby adopts the following Amended Code of Ethics governing the conduct of  personal trading by persons associated with it.  The  purpose of  this  Amended  Code  of Ethics is to foster  compliance  with applicable  federal  regulatory  requirements  and  to  eliminate transactions  suspected  of  being  in  conflict  with  the  best interests of the Fund.



1.   Definitions.
     -----------

     A.   Access Person.
          -------------

          As  used  in this Code, the term "Access Person"  shall

          mean  any  director  or officer of  the  Fund,  or  any

          employee of the investment adviser to the Fund who,  in

          connection with his or her regular functions or duties,

          makes,   participates   in,  or   obtains   information

          regarding  the  purchase or sale of a security  by  the

          Fund,  or  whose functions relate to the making  of  an

          recommendation with respect to such purchases or sales.

     B.   Fund.
          ----

          As  used  in  this  Code, the term "Fund"  shall  mean

          Nicholas Income Fund, Inc.

     C.   Beneficial Ownership.
          --------------------

          As  used  in this Code, the term "beneficial ownership"

          shall be interpreted in the same manner as it would  be

          in  determining  whether a person  is  subject  to  the

          provisions of Section 16 of the Securities Exchange Act

          of  1934,  as  amended, and the rules  and  regulations

          thereunder.    Pursuant  to  Section   16,   the   term

          "beneficial owner" shall mean any person who is  deemed

          a  beneficial  owner pursuant to Section 13(d)  of  the

          Securities Exchange Act of 1934, as amended.   For  the

          purposes  of Section 13(d), a beneficial owner includes

          any  person  who, directly or indirectly,  through  any

          contract, arrangement, understanding, relationship,  or

          otherwise,  has  or  shares:  (1) voting  power,  which

          includes the power to vote, or to direct the voting of,

          such  security;  and/or  (2)  investment  power,  which

          includes  the  power  to  dispose,  or  to  direct  the

          disposition  of,  such security.   For  example,  close

          family  or  business relationships may give rise  to  a

          degree  of  influence of one person over the voting  or

          investment  decisions of another such as to  result  in

          shared  beneficial ownership.  Typically, ownership  of

          securities by a spouse, minor child or a trust of which

          an  Access  Person is grantor, beneficiary or  trustee,

          will be deemed beneficial ownership of those securities

          by the related Access Person.

     D.   Security.
          --------

          As  used  in this Code, the term "security" shall  mean

          any   equity   security,   corporate   debt   security,

          convertible security, option or warrant, except that it

          shall  not  include  securities  issued  by  the   U.S.

          Government  (i.e., "government securities"  within  the

          meaning  of Section 2(a)(16) of the Investment  Company

          Act  of  1940, as amended), banker's acceptances,  bank

          certificates of deposit, commercial paper and shares of

          registered open-end investment companies.



2.   Prohibited Activities
     ---------------------

          A.   No Access Person shall:

                    (1)  Employ any device, scheme or artifice to

               defraud the Fund.

                    (2)  Make to the Fund any untrue statement of

               a  material fact or omit to state to the Fund  any

               material  fact  necessary in  order  to  make  the

               statements  made,  in light of  the  circumstances

               under which they are made, not misleading.

                     (3)   Engage in any act, practice, or course

               of  business which operates or would operate as  a

               fraud or deceit upon the Fund.

                    (4)  Engage in any manipulative practice with

               respect to the Fund.

          B.    No Access Person shall purchase or sell, directly

          or  indirectly, for his/her own account, or acquire any

          beneficial  ownership in, any security which  has  been

          purchased  or  sold within the preceding  fifteen  (15)

          days by the Fund or which to his/her knowledge will  be

          purchased  or  sold within the succeeding fifteen  (15)

          days  by  the  Fund  unless such purchase  or  sale  is

          approved  in  writing by Albert O. Nicholas,  David  O.

          Nicholas  or  Jeffrey T. May, or a person delegated  by

          either  of the foregoing, prior to the effectuation  of

          such purchase or sale.  A copy of such written approval

          shall  be  retained for a period of at least  five  (5)

          years.

          C.   No Access Person shall purchase any security from,

          or  sell any security to, the Fund, unless the sale  or

          purchase involves solely securities of which the issuer

          is the Fund.



3.   Reporting
     ---------

          A.    Within ten (10) days of the end of each  calendar

          quarter of the Fund, each Access Person shall report in

          writing  all  purchases  and sales  of  securities  for

          his/her  own  account,  and all other  transactions  in

          which  he/she  acquires  or terminates  any  beneficial

          ownership  in a security.  The report shall  state  the

          title  and  number of shares of the security  involved;

          the  date  and  the  nature of the  transaction  (i.e.,

          purchase,  sale  or other acquisition or  disposition);

          the price at which it was effected; and the name of the

          broker,  dealer  or  bank  with  or  through  whom  the

          transaction was effected.  Such report may also contain

          a  statement declaring that the reporting of  any  such

          transaction shall not be construed as an admission that

          the  Access Person making the report has any beneficial

          ownership in the security.

          B.    A person who qualifies as an Access Person solely

          because he is a director of the Fund is not required to

          file the report required by subparagraph (A) hereof  if

          such person:

                     (1)  is not an "interested" director of  the

               investment adviser to the Fund, as "interested" is

               defined  in  Section 2(a)(19)  of  the  Investment

               Company Act of 1940, as amended; and

                    (2)  does not know, or in the ordinary course

               of  fulfilling  his duties as a  director  is  not

               charged  with  knowing,  that  during  the  15-day

               period   immediately  preceding  or  following   a

               transaction  in a security by such  director,  the

               Fund  purchased or sold, or considered  purchasing

               or   selling,   the   same  security.    Thus,   a

               disinterested director only must file a report  if

               he  had,  or  should have had, actual  or  imputed

               knowledge  at  the  time  he  entered   into   his

               transaction  that (i) the Fund had  engaged  in  a

               transaction in the same security within  the  last

               fifteen   (15)  days,  or  is  engaging  in   such

               transaction  or  is  going  to  engage   in   such

               transaction  in  the  same security  in  the  next

               fifteen  (15)  days,  or  (ii)  the  Fund  or  its

               investment  adviser has within  the  last  fifteen

               (15)  days  considered a transaction in  the  same

               security  or is considering a transaction  in  the

               security or within the next fifteen (15)  days  is

               going to consider a transaction in the security.



4.   Sanctions
     ---------

      Mr.  Jeffrey  T. May, or another person designated  by  the

Board of Directors, shall review all reports submitted, and shall determine  if any violations of the Amended Code of  Ethics  have occurred.  If a violation of this Amended Code of Ethics  occurs,

Albert  O.  Nicholas or the Board of Directors of  the  Fund  may

impose   such   sanctions  as  they  deem  appropriate   in   the

circumstances,  including  termination  of  employment   of   the

violator.